OCI RESOURCES LP DECLARES INITIAL CASH DISTRIBUTION

ATLANTA, Georgia -- January 17, 2014 -- OCI Resources LP (the "Partnership") (NYSE: OCIR) announced today its first cash distribution approved by the board of directors of its general partner. The total cash distribution of $0.5707 is comprised of the minimum quarterly distribution of $0.5000 for the fourth quarter 2013, plus the $0.0707 third quarter 2013 distribution, reflecting the pro rata portion of its minimum quarterly distribution of $0.5000 for the 13 days of operation from September 18, 2013 to September 30, 2013. The cash distribution is payable on February 14, 2014 to unitholders of record on January 30, 2014.

ABOUT OCI RESOURCES LP

OCI Resources LP, a master limited partnership, operates the trona ore mining and soda ash production business of OCI Wyoming, L.P., ("OCI Wyoming") one of the largest and lowest cost producers of natural soda ash in the world, serving a global market from its facility in the Green River Basin of Wyoming. The facility has been in operation for more than 50 years.

FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in the Partnership's filings with the SEC. The Partnership undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Qualified Notice

In accordance with Treasury Regulation 1.1446-4(d), a qualified notice was issued to the New York Stock Exchange indicating that this distribution represents income effectively connected with a U.S. business (ECI) and that all nominees are responsible for withholding 35% of the fiscal 2012 first quarter distribution to foreign investors (nonresident aliens, foreign corporations, foreign trusts and foreign estates) as required under Section 1446 of the Internal Revenue Code.

Contacts:

OCI Resources LP

Investor Relations
Scott Humphrey, Director of Investor Relations
(770) 375-2387
SHumphrey@ocienterprises.com

Media
Amy McCool
(770) 243-9191
AMcCool@ocienterprises.com